===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  LYCOS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                  LYCOS, INC.

                      1999 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

  The 1999 Annual Meeting of the Stockholders of Lycos, Inc. will be held on Tuesday, December 21, 1999, at 10:00 a.m., EST, at the Summerfield Suites Hotel, 54 Fourth Avenue, Waltham, Massachusetts, for the following purposes:

  1. To elect one Director, to serve for a term of three years as more fully described in the accompanying Proxy Statement.

  2. To consider and act upon a proposal to approve an amendment to the Lycos, Inc. 1996 Non-Employee Director Stock Option Plan.

  3. To consider and act upon a proposal to adopt the Lycos, Inc. 2000 Employee Stock Option Plan.

  4. To consider and act upon a proposal to ratify, confirm and approve the selection of KPMG Peat Marwick LLP as the independent certified public accountants of the Company for fiscal year 2000.

  5. To consider and act upon any other business which may properly come before the meeting.

  The Board of Directors has fixed the close of business on October 22, 1999, as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

  PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                          By order of the Board of Directors

                                          Edward M. Philip,
                                          Chief Operating Officer,
                                          Chief Financial Officer and
                                           Secretary

Waltham, Massachusetts
November 22, 1999

                                  LYCOS, INC.

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lycos, Inc. (the "Company") for use at the 1999 Annual Meeting of Stockholders to be held on Tuesday, December 21, 1999, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is on or about November 22, 1999.

  If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person signing the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised.

  The holders of a majority in interest of all Common Stock, outstanding and entitled to vote are required to be present in person or be represented by proxy at the meeting in order to constitute a quorum for the transaction of business. The election of the nominee for Director will be decided by plurality vote. The affirmative vote of the holders of at least a majority of the shares of Common Stock voting in person or by proxy at the meeting are required to approve all other matters listed in the notice of the meeting.

  The Company will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

  The Company's principal executive offices are located at 400-2 Totten Pond Road, Waltham, Massachusetts 02451-2000; the telephone number is (781) 370-2700.

                       RECORD DATE AND VOTING SECURITIES

  Only stockholders of record at the close of business on October 22, 1999 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote 96,291,681 shares of Common Stock, par value $.01 per share ("Company's Common Stock" or "Common Stock"). Each outstanding share of the Company's Common Stock entitles the record holder to one vote. All share and option amounts stated herein are reflective of the 2 for 1 stock split payable August 25, 1998 and the 2 for 1 stock split payable July 26, 1999.

                             ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes, with each class as nearly equal in number as possible. One class is elected each year for a term of three years. It is proposed that the nominee listed below, whose term expires at this meeting, be elected to serve a term of three years and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed. The Company presently has a Board of Directors of five members.

  If authorized, the persons named in the accompanying proxy will vote for the election of the nominee named below. If such nominee should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitute as the Board of Directors may recommend. The nominee is not related to any executive officer of the Company or its subsidiaries.

                             Year First
                             Elected a         Position With the Company or Principal
    Name of Director     Age  Director          Occupation During the Past Five Years
    ----------------     --- ---------- ----------------------------------------------------
Nominated for a term ending in 2002:

Robert J. Davis.........  43    1995    Robert J. Davis has served as President, Chief
                                        Executive Officer and Director of the Company since
                                        its inception in June 1995. From January 1993 to
                                        June 1995, Mr. Davis served as Vice President of
                                        Sales at Cambex Corporation, a manufacturer of
                                        computer-related products. From January 1982 to
                                        January 1993, Mr. Davis was employed by Wang
                                        Laboratories, a computer manufacturer, in various
                                        sales and marketing positions, including Director of
                                        United States Commercial Sales and Marketing and
                                        Director of Worldwide Marketing. Mr. Davis holds a
                                        Bachelor of Science degree, summa cum laude, from
                                        Northeastern University and a Master in Business
                                        Administration from Babson College. Mr. Davis
                                        received an honorary Doctor of Commercial Sciences
                                        degree from Bentley College in May of 1999. Mr.
                                        Davis serves on the Board of Directors of Boston
                                        College High School, The Greater Boston Chamber of
                                        Commerce, The Massachusetts Interactive Media
                                        Council and The Man.com.

Serving a term ending in 2000:

Daniel J. Nova..........  38    1995    Daniel J. Nova has served as a Director of the
                                        Company since July 1995. Between 1996 and the
                                        present, Mr. Nova has served as a general partner of
                                        the general partner of Highland Capital Partners II,
                                        III and IV Limited Partnerships, a series venture
                                        capital partnerships. Mr. Nova has also served as a
                                        managing member of the general partner of Highland
                                        Entrepreneurs' Fund III Limited Partnership, a
                                        venture capital partnership. From January 1995 to
                                        July 1996, Mr. Nova served as a general partner of
                                        CMG@Ventures, L.P. ("CMG@Ventures"), a venture
                                        capital firm and a significant stockholder of the
                                        Company, and as Vice President of CMG@Ventures,
                                        Inc., the managing general partner of CMG@Ventures.
                                        From June 1991 to January 1995, Mr. Nova was a
                                        senior associate at Summit Partners, a venture
                                        capital firm. From September 1989 to May 1991, Mr.
                                        Nova attended Harvard Business School. From June
                                        1983 to August 1989, Mr. Nova was employed by Wang
                                        Laboratories, a computer manufacturer, in various
                                        sales and management positions. Mr. Nova received a
                                        Bachelor of Science degree with honors in Computer
                                        Science and Marketing from Boston College and a
                                        Master in Business Administration from Harvard
                                        Business School. Mr. Nova serves on the Board of
                                        Directors of Quote.com, Etoys.com, MapQuest,
                                        AskJeeves, BeFree, Topica, RadioLan, Send.com and
                                        Beliefnet.com.

                             Year First
                             Elected a         Position With the Company or Principal
    Name of Director     Age  Director          Occupation During the Past Five Years
    ----------------     --- ---------- ----------------------------------------------------
Serving a term ending in 2001:

Richard H. Sabot........  55    1998    Richard H. Sabot has served as Director of the
                                        Company since May 1998. Mr. Sabot currently serves
                                        as Executive Vice President of Tripod, Inc., a
                                        wholly owned subsidiary of Lycos, and has been with
                                        Tripod since its inception in 1994. Mr. Sabot is the
                                        John J. Gibson Professor of Economics Emeritus at
                                        Williams College where he has taught since 1984.
                                        Previous to his tenure at Williams, Mr. Sabot spent
                                        ten years at the World Bank researching the role of
                                        human capital accumulation in the development
                                        process. Mr. Sabot received an undergraduate degree
                                        from the University of Pennsylvania and a Doctorate
                                        of Philosophy in Economics from Oxford University in
                                        England. Mr. Sabot also serves on the Board of
                                        Directors of eZiba.com and Newforum, Inc.

John M. Connors, Jr.....  57    1996    John M. Connors, Jr. has served as a Director of the
                                        Company since June 1996. Mr. Connors is a founding
                                        partner, Chairman, and CEO of Hill, Holliday,
                                        Connors, Cosmopulos, Inc., a leading full-service
                                        marketing communications company. Hill, Holliday is
                                        a member of the Interpublic Group of Companies which
                                        is traded on the New York Stock Exchange. Mr.
                                        Connors is the Chairman of the Board of Partners
                                        HealthCare System, a member of the Board of Trustees
                                        of Boston College and a member of the Board of
                                        Directors of the John Hancock Mutual Life Insurance
                                        Company, Geerlings and Wade, Inc. and Saucony, Inc.
                                        He is past Chairman of the Board of The Wang Center
                                        for the Performing Arts and he currently serves as a
                                        member of the Board of Directors of the Boys and
                                        Girls Clubs of Boston, Belmont Hill School, the
                                        American Ireland Fund and the Greater Boston Chamber
                                        of Commerce. Mr. Connors is a graduate of Boston
                                        College.

Peter A. Lund ..........  58    1999    Peter A. Lund became a Director of the Company in
                                        1999 replacing a Director who had resigned. Mr. Lund
                                        currently serves as a media consultant and is a
                                        private investor in a number of companies. Mr. Lund
                                        was President and CEO of CBS Corporation from
                                        October 1995 to June 1997. Previously, Mr. Lund held
                                        a variety of senior management positions at CBS,
                                        including President, CBS Sports; President, CBS
                                        Television Network; President, CBS Television
                                        Stations; and President, Multimedia Entertainment.
                                        Mr. Lund serves as a director for GHS Inc. and the
                                        University of St. Thomas.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ROBERT J. DAVIS TO THE BOARD OF DIRECTORS FOR A TERM OF THREE YEARS.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

  During fiscal 1999, there were seven meetings of the Board of Directors of the Company. Each of the Directors attended 100% of the aggregate of (i) the total number of meetings of the Board of Directors during which they served as Director and (ii) the total number of meetings held by committees of the Board of Directors on which they served. The Board of Directors does not have a Nominating Committee. None of the Directors received compensation for serving as Directors of the Company, except that in 1996 Mr. Connors was granted options to acquire 40,000 shares of Common Stock of the Company under the Company's Non-Employee Director Stock Option Plan. In addition, in 1997 Mr. Connors and Mr. Nova were granted options to acquire 40,000 shares each of Common Stock of the Company. Mr. Davis and Mr. Sabot received compensation as employees of the Company.

  The Board of Directors has a Compensation Committee whose present members are Messrs. Connors and Nova. The Compensation Committee determines the compensation to be paid to certain officers of the Company and administers the Company's stock option plans. During fiscal 1999, there were five meetings of the Compensation Committee.

  The Company also has an Audit Committee whose present members are Messrs. Connors and Nova. The Audit Committee reviews with the Company's independent auditors the scope of the audit for the year, the results of the audit when completed and the independent auditors' fee for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. During fiscal 1999, there was one meeting of the Audit Committee.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of October 22, 1999 (i) by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) by each of the Company's directors,
(iii) by each of the Named Executive Officers (as defined elsewhere herein) and (iv) by all directors and executive officers who served as directors or executive officers at October 22, 1999 as a group. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and means generally the power to vote or dispose of the securities, regardless of any economic interest therein.

                                               Amount and Nature of Percent of
Name and Address of Beneficial Owner           Beneficial Ownership   Class
------------------------------------           -------------------- ----------
CMGI(1).......................................      15,997,134         16.6%
100 Brickstone Square
Andover, MA 01810

FMR Corp(2)...................................      11,333,990         11.8%
82 Devonshire Street
Boston, MA 02109

Directors
Richard H. Sabot(3)...........................         256,518            *
c/o Lycos
160 Water Street
Williamstown, MA 01267

Daniel J. Nova(4).............................          63,499            *
c/o Highland Capital
Two International Place
Floor 22
Boston, MA 02110

John M. Connors, Jr.(5).......................          67,167            *
c/o Hill, Holliday, Connors, Cosmopulos, Inc.
200 Clarendon Street
Boston, MA 02116

Peter A. Lund(6)..............................             --             *
32 East 64th St.
New York, NY 10021

Named Executive Officers
Robert J. Davis(7)............................       1,012,151            1%

Edward M. Philip(8)...........................         284,176            *

David G. Peterson(9)..........................          64,000            *

Jeffrey J. Crown(10)..........................          10,809            *

Thomas E. Guilfoile(11).......................          11,384            *

All executive officers and directors as a
 group (11 persons)...........................       1,809,704          1.9%

--------
*   Less than 1%
(1) Includes 4,949,444 shares held by CMG@Ventures I, LLC, 5,023,156 shares held by CMG@Ventures Capital Corporation, and 2,147,258 shares held by CMG@Ventures Securities Corp. The remaining 3,877,276 shares are held by CMGI directly. Each of CMG@Ventures I, LLC, CMG@Ventures LP, CMG@Ventures Capital Corporation, CMG@Ventures Securities Corp., Mr. Wetherell, Chairman of the Board, President, Chief Executive Officer and Secretary of CMGI and a profit member of CMG@Ventures I, LLC and an officer, director and a greater than 10% stockholder of CMGI (the sole stockholder of CMG@Ventures, Inc., which is the managing member of CMG@Ventures I, LLC), and CMG@Ventures Capital Corporation, which is the sole stockholder of CMG@Ventures Securities Corp., also may be deemed to be a beneficial owner of these shares of Common Stock. CMGI, the sole stockholder of CMG@Ventures I LLC, Inc., may be deemed to be the beneficial owner of the shares held by CMG@Ventures I LLC. Each of CMG@Ventures, Inc., CMG@Ventures Capital Corporation, CMG@Ventures Securities Corp., CMGI and Mr. Wetherell disclaims beneficial ownership except to the extent of his or its pecuniary interest. Includes 1,457,968 shares of Common Stock which CMG@Ventures I, LLC has agreed to sell to the Company upon the exercise of options granted under the Company's 1995 Stock Option Plan.
(2) Based on information provided to the Company by FMR Corporation.
(3) Includes 256,518 shares of Common Stock held by Mr. Sabot and options to acquire no shares of Common Stock which are currently exercisable or become exercisable within 60 days. In addition, Mr. Sabot holds options to purchase 272,000 shares of Common Stock which become exercisable after 60 days.
(4) Includes 36,832 shares of Common Stock held by Mr. Nova and options to acquire 26,667 shares of Common Stock which are currently exercisable or become exercisable within 60 days. In addition, Mr. Nova holds options to purchase 13,333 shares of Common Stock which become exercisable after 60 days.
(5) Includes 500 shares of Common Stock held by Mr. Connors and options to acquire 66,667 shares of Common Stock which are currently exercisable or become exercisable within 60 days. In addition, Mr. Connors holds options to purchase 13,333 shares of Common Stock which become exercisable after 60 days.
(6) Mr. Lund holds options to purchase 10,000 shares of Common Stock which become exercisable over a three year period.
(7) Includes 5,751 shares of Common Stock held by Mr. Davis and options to acquire 1,006,400 shares of Common Stock which are currently exercisable or become exercisable within 60 days. In addition, Mr. Davis holds options to purchase 2,224,600 shares of Common Stock which become exercisable after 60 days.
(8) Includes 7,788 shares of Common Stock held by Mr. Philip and options to acquire 276,388 shares of Common Stock which are currently exercisable or become exercisable within 60 days. In addition, Mr. Philip holds options to purchase 1,960,020 shares of Common Stock which become exercisable after 60 days.
(9) Includes options to acquire 64,000 shares of Common Stock which are currently exercisable or become exercisable within 60 days. In addition, Mr. Peterson holds options to purchase 454,000 shares of Common Stock which become exercisable after 60 days.
(10) Includes 809 shares of Common Stock held by Mr. Crown and options to acquire 10,000 shares of Common Stock which are currently exercisable or become exercisable within 60 days. In addition, Mr. Crown holds options to purchase 364,000 shares of Common Stock which become exercisable after 60 days.
(11) Includes 1,384 shares of Common Stock held by Mr. Guilfoile and options to acquire 10,000 shares of Common Stock which are currently exercisable or become exercisable within 60 days. In addition, Mr. Guilfoile holds options to purchase 350,000 shares of Common Stock which become exercisable after 60 days.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee (the "Committee") of the Board of Directors has furnished the following report on executive compensation.

  The Company's executive compensation program is administered by the Committee. The Committee, which is comprised of two independent directors, establishes and administers the Company's executive compensation policies and plans and administers the Company's stock option and other equity-related employee compensation plans. The Committee considers internal and external information in determining certain officers' compensation, including outside survey data.

Compensation Philosophy

  The Company's compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of the Company's stockholders. The compensation policies are designed to achieve the following objectives:

  . Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value.

  . Maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company and the creation of stockholder value.

  . Further the Company's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

Compensation Program

  The Company's executive compensation program has three major integrated components, base salary, annual incentive awards, and long term incentives.

  Base Salary. Base salary levels for executive officers are determined annually by reviewing the competitive pay practices of Internet companies of similar size and market capitalization, the skills, performance level, and contribution to the business of individual executives, and the needs of the Company. Overall, the Company believes that base salaries for its executive officers are competitive with median base salary levels for similar positions in these Internet companies.

  Annual Incentive Awards. The Company's executive officers are eligible to receive annual cash bonus awards designed to motivate executives to attain short-term and longer-term corporate and individual management goals. The Committee establishes the annual incentive opportunity for each executive officer in relation to his or her base salary. Awards under this program are based on the attainment of specific Company performance measures established by the Committee early in the fiscal year, and by the achievement of specified individual objectives and the degree to which each executive officer contributes to the overall success of the Company and the management team. For 1999, the formula for these bonuses was determined as a function of sales growth, mergers and acquisition success and other individual objectives, thus establishing a direct link between executive pay and the Company's growth. The Company's performance in 1999 achieved the objectives set by the Committee.

  Long-Term Incentives. The Committee believes that stock options are an excellent vehicle for compensating its officers and employees. The Company provides long-term incentives through its 1995 and 1996 Stock Option Plans, the purpose of which is to create a direct link between executive compensation and increases in stockholder value. Stock options are granted at fair market value and vest in installments, generally over four or five years. When determining option awards for an executive officer, the Committee considers the executive's current contribution to Company performance, the anticipated contribution to meeting the Company's long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company's Common Stock, this portion of the executive's compensation is directly aligned with an increase in shareholder value.

 Chief Executive Officer Compensation

  Mr. Davis' base salary, annual incentive award and long-term incentive compensation are determined by the Committee based upon the same factors as those employed by the Committee for executive officers generally. Mr. Davis' current annual base salary is $170,000 subject to annual review and increase by the Board of Directors of the Company. Mr. Davis was also paid a discretionary cash bonus of $80,000. In addition, Mr. Davis received a $450 per month automobile allowance. During fiscal year 1999, Mr. Davis was granted options to purchase 1,300,000 shares. Subsequent to July 31, 1999, Mr. Davis was granted options to purchase an additional 625,000 shares. The options are subject to various four, five and nine year vesting schedules but become immediately vested in the event of a change in control of the Company.

 Section 162(m) Limitation

  Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Committee believes that grants made pursuant to the Company's 1995 and 1996 Stock Option Plans meet the requirement that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been well below the $1 million limit. The Committee's present intention is to comply with Section 162(m) unless the Committee feels that required changes would not be in the best interest of the Company or its shareholders.

                                          Compensation Committee

                                          John M. Connors, Jr.
                                          Daniel J. Nova

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

General

  Messrs. Connors and Nova served as members of the Compensation Committee during fiscal 1999. Neither Messrs. Connors nor Nova was an officer or employee of the Company or any of its subsidiaries during fiscal 1999.

Certain Relationships and Related Transactions

 Transactions with CMGI.

  The Company has entered into strategic business partnerships with companies which are controlled by CMGI, the Company's largest stockholder, pursuant to which the Company and such entities have agreed to develop certain products and technologies. The Company believes that the terms of these arrangements are representative of the terms the Company would have received from unrelated third parties.

                               PERFORMANCE GRAPH

  The graph set forth below compares the change in the Company's cumulative total stockholder return on its Common Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the period indicated, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end of the period and April 2, 1996, the date of the Company's initial public offering; by (ii) the share price at April 2, 1996) with the cumulative total return of The NASDAQ Stock Market (U.S.) Index and the cumulative total return of the H&Q Internet Index (assuming the investment of $100 in the Company's Common Stock, the NASDAQ Stock Market (U.S.) Index and the H&Q Internet Index on April 2, 1996, and reinvestment of all dividends). The Company has paid no dividends to date.

                           INDEXED STOCK PERFORMANCE

                         4/2/96    4/30/96    5/31/96    6/28/96    7/31/96    8/30/96    9/30/96   10/31/96   11/29/96   12/31/96
                       --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
LYCOS, INC.             100.00     109.37      96.10      69.55      37.12      42.20      74.22      63.30      72.66      65.62
NASDAQ                  100.00     107.13     111.89     106.63      97.23     102.71     110.40     109.91     116.31     116.17
H&Q Internet Index      100.00     115.12     120.40     110.10      88.37      92.58     102.25      93.69      99.55      94.20

                        1/31/97    2/28/97    3/31/97    4/30/97    5/30/97    6/30/97    7/31/97    8/29/97    9/30/97   10/31/97
                       --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
LYCOS, INC.             105.47     117.20      87.90      80.47       90.62      79.70     117.97     195.70     212.50     163.30
NASDAQ                  124.16     117.79     109.93     113.45      126.00     129.76     143.42     142.83     151.68     143.40
H&Q Internet Index       95.30      80.92      74.68      78.07       93.59      92.99     107.11     108.67     123.11     119.19

                       11/28/97   12/31/97    1/30/98    2/27/98    3/31/98    4/30/98    5/29/98    6/30/98    7/31/98    8/31/98
                       --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
LYCOS, INC.              191.02    258.60     238.67     257.81      276.57     386.32     331.45     471.10     357.05     271.10
NASDAQ                   144.02    141.30     145.71     159.31      165.18     168.13     160.07     170.49     168.48     134.91
H&Q Internet Index       117.55    126.43     127.91     153.30      168.86     179.31     163.56     212.09     192.10     135.54

                        9/30/98   10/30/98   11/30/98   12/31/98    1/29/99    2/26/99    3/31/99    4/30/99    5/28/99    6/30/99
                       --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
LYCOS, INC.              422.65    507.83     737.50     694.53    1,712.50   1,095.33   1,075.78   1,246.10   1,256.25   1,148.45
NASDAQ                   152.42    159.40     175.43     197.31      225.49     205.89     221.49     228.82     217.69     241.71
H&Q Internet Index       170.41    178.60     244.14     294.33      437.33     391.87     497.97     563.61     474.43     512.87

                        7/30/99
                       --------
LYCOS, INC.            1,032.83
NASDAQ                   237.43
H&Q Internet Index       452.37

                            EXECUTIVE COMPENSATION

  The following table sets forth all compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Company and its subsidiaries for the Company's fiscal year ended July 31, 1999 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                            Long-Term
                                                           Compensation
                                  Annual Compensation       Securities
                                  -----------------------   Underlying       All Other
Name and Principal Position  Year Salary($)     Bonus($)    Options #     Compensation($)
---------------------------  ---- ----------    ---------  ------------   ---------------
Robert J. Davis..........    1999    170,000       80,000     300,000          6,742(1)
 President and Chief
  Executive Officer (8)                                     1,000,000(2)
                             1998    170,000       80,000     266,000          7,022(3)
                             1997    170,000      129,000     100,000         10,741(4)

Edward M. Philip.........    1999    163,000       80,000     300,000          1,371(5)
 Chief Operating Officer,
  Chief Financial                                           1,000,000(2)
 Officer and Secretary (8)
                             1998    150,000       62,500     266,000          1,369(5)
                             1997    150,000       50,000     308,688          4,750(6)

David G. Peterson........    1999    140,000       60,000     100,000          1,369(5)
 Vice President of Sales     1998    137,000       74,000      40,000          1,586(5)
                             1997     92,500(7)    46,000     440,000          1,000(6)

Jeffrey J. Crown.........    1999    140,000       60,000      60,000          2,724(5)
 Vice President of
  Business Development       1998    156,000       40,000      40,000          2,940(5)
                             1997     93,500       49,000     320,000          7,511(6)

Thomas E. Guilfoile......    1999    114,000       50,000     100,000          1,334(5)
 Vice President of
  Finance and
  Administration             1998     98,000       45,000     120,000          2,496(5)
                             1997     85,000          --       80,000            690(6)

--------
(1) Consists of a $5,400 auto allowance and $1,342 contributed by the Company pursuant to the Lycos, Inc. Retirement Savings Plan--401(k) (the "Lycos 401(k) Plan").
(2) Options were granted at a strike price of $65.375 which was in excess of the fair market value on the date of grant and vest nine years from the date of grant.
(3) Consists of a $5,450 auto allowance and $1,572 contributed by the Company pursuant to the Lycos, Inc. Retirement Savings Plan--401(k) (the "Lycos 401(k) Plan").
(4) Consists of a $5,400 auto allowance and $5,341 contributed by the Company pursuant to the CMG, Inc. Retirement Savings Plan--401(k) (the "CMG 401(k) Plan").
(5) Consists of amounts contributed by the Company pursuant to the Lycos 401(k) Plan.
(6) Consists of amounts contributed by the Company pursuant to the CMG 401(k) Plan.
(7) Compensation amount based on amount actually earned for partial period.
(8) Options become immediately vested in the event of a change in control of the Company.

  On July 31, 1999, the number of remaining shares of Common Stock held by the Named Executive Officers that had not vested and the value of such stock at that date (at the market price of $41.313 per share) was as follows: Mr. Davis 1,732,800 shares (valued at $71,587,166); Mr. Philip 1,871,901 shares (valued at $77,333,846); Mr. Peterson 396,000 shares (valued at $16,359,948); Mr.
Crown 300,000 shares (valued at $12,393,900); and Mr. Guilfoile 260,000 shares (valued at $10,741,380).

Grants of Stock Options

  The following table sets forth certain information with respect to individual grants of stock options to the Named Executive Officers during the fiscal year ended July 31, 1999.

                             1999 OPTION GRANTS(1)

                                                  Individual Grants
                         ------------------------------------------------------------------------
                                                                     Potential Realization Value
                                      % of Total                     at Assumed Annual Rates of
                                       Options                        Stock Price Appreciation
                                      Granted to                         For Option Term(2)
                          Option      Employees  Exercise Expiration ----------------------------
Name                      Grants       in 1999   Price(1)    Date         5%            10%
----                     ---------    ---------- -------- ---------- ------------- --------------
Robert J. Davis.........   300,000       2.23%    $13.50   8/03/08   $   2,547,023 $   6,454,657
                         1,000,000       7.45%    $65.38   2/09/09   $  11,386,659 $  56,855,113
Edward M. Philip........   300,000       2.23%    $13.50   8/03/08   $   2,547,023 $   6,454,657
                         1,000,000(3)    7.45%    $65.38   2/09/09   $  11,386,659 $  56,855,113
David G. Peterson.......   100,000          *     $13.50   8/03/08   $     849,008 $   2,151,552
Jeffrey J. Crown........    60,000          *     $13.50   8/03/08   $     509,405 $   1,290,931
Thomas E. Guilfoile.....   100,000          *     $13.50   8/03/08   $     849,008 $   2,151,552

--------
*  Less than 1%
(1) The exercise price of the option represented is at or above the fair market value of the Common Stock on the date of grant.
(2) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, the timing of such exercises and the option holder's continued employment through the vesting period. The amounts reflected in this table may not accurately reflect or predict the actual value of the stock options.
(3) During 1999, Mr. Philip received an additional grant of 500,000 shares at $65.38 which were subsequently canceled.

Stock Option Exercises and July 31, 1999 Stock Option Values

  Set forth in the table below is information concerning the value realized upon stock option exercises during fiscal year 1999 as well as the value of stock options held at July 31, 1999 by the Named Executive Officers of the Company.

                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                     AND OPTION VALUES AS OF JULY 31, 1999

                                                                            Value of Unexercised
                                                  Number of Unexercised    In-The-Money Options at
                           Shares               Options at July 31, 1999      July 31, 1999(1)
                          Acquired     Value    ------------------------- -------------------------
Name                     on Exercise  Realized  Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ---------- ----------- ------------- ----------- -------------
Robert J. Davis.........   120,000   $6,094,074   973,200     1,732,800   $38,371,686  $24,795,377
Edward M. Philip........   160,000   $5,928,960    49,507     1,871,901   $ 1,853,734  $30,522,550
David G. Peterson.......    72,000   $2,221,438    32,000       396,000   $ 1,217,767  $14,199,198
Jeffrey J. Crown........    71,000   $2,623,114     9,000       300,000   $   346,223  $10,895,740
Thomas E. Guilfoile.....    40,000   $1,028,644     8,000       260,000   $   311,304  $ 8,796,630

--------
(1) The amounts set forth represent the difference, if positive, between the fair market value of the Common Stock underlying the options at July 31, 1999 ($41.313 per share) and the exercise price of the options, multiplied by the applicable number of options.

                   APPROVAL OF AMENDMENT TO THE LYCOS, INC.
                 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

General

  The Lycos, Inc. 1996 Non-Employee Director Stock Option Plan (the "Directors Plan") was adopted by the Board of Directors and approved by the Company's shareholders in February 1996. The purpose of the Directors Plan is to attract and retain the services of qualified persons who are not employees of the Company to serve as members of its Board of Directors. Under the Directors Plan, nonqualified stock options may be granted to non-employee directors. The Directors Plan authorizes the issuance of a maximum of 400,000 shares of Common Stock.

Proposed Amendment to the Directors Plan

  Currently, the Directors Plan provides for the grant of an option for 10,000 shares of Common Stock on the date of the director's election to the Board of Directors. The Board of Directors proposes to adopt an amendment to the Directors Plan, subject to approval by the shareholders, that would permit the Board of Directors to grant periodic option grants from time to time to non-employee directors. The Board of Directors believe that this amendment will enhance the ability of the Company to attract, retain and compensate outstanding individuals as members of the Board of Directors and that the adoption of the amendment will be important to the future success of the Company.

  The affirmative vote of the holders of at least a majority of the Common Stock voting in person or by proxy at the meeting will be required for the approval of the Directors Plan.

Directors Plan

  The Directors Plan is administered by the Board of Directors. The exercise price per share for all options granted under the Directors Plan will be equal to the fair market value of the Common Stock as of the date of grant. All options vest in three equal installments beginning on the first anniversary of the date of grant. Options under the Directors Plan will expire 10 years from the date of grant and are exercisable only while the optionee is serving as a director of the Company.

Termination or Amendment of the Directors Plan

  Unless sooner terminated, the Directors Plan shall terminate as of February 22, 2006. The Board of Directors may at any time terminate the Directors Plan or make such modifications or amendments as it deems advisable; provided, however, that no modifications or amendments to the provisions of the Directors Plan may be made more than once every six months other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder, if the effect of such amendment or modification would be to change (i) the requirements for eligibility under the Directors Plan, (ii) the timing of the grants of options to be granted under the Directors Plan or the exercise price or vesting schedule thereof, or
(iii) the number of shares subject to options to be granted under the Directors Plan either in the aggregate or to any one director. Any amendment to the provisions of the Directors Plan which (i) materially increases the number of shares which may be subject to options granted under the Directors Plan, (ii) materially increases the benefits accruing to optionees under the Plan, or (iii) materially modifies the requirement for eligibility to participate in the Directors Plan, shall be subject to approval by the shareholders of the Company.

Recapitalization; Reorganization; Change of Control

  The Directors Plan provides that the number and kind of shares as to which options may be granted thereunder and as to which outstanding options then unexercised shall be exercisable shall be adjusted to prevent dilution in the event of any reorganization or recapitalization (other than as the result of an Acquisition, as such term is hereinafter defined), reclassification, stock subdivision, combination of shares or dividends payable in capital stock. If the Company is to be consolidated with or acquired by another entity in a merger or in a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the compensation committee or the board of directors of any entity assuming the obligations of the Company (the "Successor Board"), shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (ii) upon written notice to the optionees, provide that all options must be exercised (to the extent then exercisable) within a specified number of days of the date of such notice, at the end of which period the options shall terminate, or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable) over the exercise price thereof.

  Upon dissolution or liquidation of the Company, all options granted under the Directors Plan shall terminate.

Grants Under the Directors Plan

  As of July 31, 1999, 40,000 options had been granted and remain outstanding under the Directors Plan and 40,000 were exercisable.

Federal Income Tax Consequences

  Options granted under the Directors Plan will be nonqualified stock options and will be subject to the Federal income tax consequences described under the Lycos, Inc. 2000 Stock Option Plan.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO
        THE LYCOS, INC. 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

              APPROVAL OF THE LYCOS, INC. 2000 STOCK OPTION PLAN

General

  The purpose of the Lycos, Inc. 2000 Stock Option Plan (the "2000 Plan") is to attract and retain key employees and consultants of the Company, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. Under the 2000 Plan, incentive stock options ("ISOs") may be granted to employees and officers of the Company or any subsidiary and non-qualified stock options ("NQSOs") may be granted to consultants, employees and officers of the Company or any subsidiary.

  Set forth below is a summary of the principal provisions of the 2000 Plan, a copy of which may be obtained from the Secretary of the Company upon request. The affirmative vote of the holders of at least a majority of the Common Stock voting in person or by proxy at the meeting will be required for the approval of the 2000 Plan.

Administration

  The 2000 Plan is administered by the Compensation Committee of the Board of Directors, subject to the supervision and control of the entire Board. The members of the Compensation Committee are appointed by the Board of Directors and the Board may from time to time appoint a member or members of the Compensation Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Compensation Committee however caused. The present members of the Compensation Committee are Messrs. Connors and Nova.

  Subject to the provisions of the 2000 Plan, the Compensation Committee has the authority to select optionees and to determine the terms of the options granted, including (i) the number of shares subject to each option, (ii) whether the option shall be an option qualified as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or a nonqualified option, (iii) when the option becomes exercisable,
(iv) the exercise price of the option, (v) the duration of the option (which in the case of an incentive stock option granted to employees or officers holding 10% or more of the voting stock of the Company cannot be in excess of five years), and (vi) the time, manner and form of payment upon exercise of an option. Optionees may be officers, other employees or consultants of the Company or any subsidiary. Non-employee directors are not eligible for option grants under the 2000 Plan.

Shares Subject to the 2000 Plan

  The aggregate number of shares of Common Stock of the Company that is authorized for grants of options under the 2000 Plan is 10,000,000; provided, however, that effective August 1, 2001 and each subsequent August 1 during the term of the 2000 Plan, the number of shares of Common Stock available for grants of stock options shall be increased automatically by an amount equal to 5% of the total number of issued and outstanding shares of Common Stock (including shares held in treasury) as of the close of business on July 31 of the preceding month, provided that the maximum cumulative number of shares of Common Stock available for grants of incentive stock options under the 2000 Plan may not exceed 500,000 shares.

  Shares subject to grants of options that have expired or terminated without being exercised, shall again be available for subsequent option grants under the 2000 Plan.

Eligibility

  The Compensation Committee selects the individuals who will be granted options. In determining the eligibility of an individual to be granted an option, as well as determining the number of shares to be optioned to any individual, the Compensation Committee takes into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of the individual's service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Compensation Committee deems relevant.

Terms of Options

  Options granted under the 2000 Plan are exercisable at such times and during such period as is set forth in the option agreement, but cannot have a term in excess of ten years from the date of grant. The Compensation Committee is entitled to accelerate the date of exercise of any installment of any option, except that without the consent of the optionee, the Compensation Committee shall not accelerate the exercise date of any installment of any incentive stock option if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code. The option agreement may contain such provisions and conditions as may be determined by the Compensation Committee.

  The option exercise price for options designated as NQSOs granted under the 2000 Plan shall be determined by the Compensation Committee, but in no event may it be less than the par value of the Common Stock. The option exercise price for ISOs granted under the 2000 Plan shall be no less than the fair market value of the Common Stock of the Company at the time the option is granted and no less than 110% of fair market value in the case of employees or officers holding 10% or more of the voting stock of the Company.

  Options granted under the 2000 Plan may provide for the payment of the exercise price by delivery of (a) cash or a check payable to the Company; or
(b) with the consent of the Compensation Committee, (i) shares of Common Stock of the Company owned by the optionee for at least six months prior to the exercise date (or purchased on the open market) having a fair market value equal to the exercise price of the options being exercised, (ii) a completed attestation form prescribed by the Company setting forth the whole shares of Common Stock owned by the holder for at least six months prior to the exercise date (or purchased on the open market) which the holder wishes to use to exercise the option or (iii) any combination thereof. The maximum number of shares of Common Stock with respect to which an option or options may be granted to any employee in any one calendar year shall not exceed 1,000,000 shares.

  If an optionee dies while in the employ of the Company, the option becomes fully vested and is exercisable prior to the last day of the twelfth month following the date of death. If an optionee becomes disabled while in the employ of the Company, the option to the extent then exercisable is exercisable prior to the last day of the sixth month following the date of termination of employment. If the optionee leaves the employ of the Company for any other reason, the option is exercisable for only 90 days following the date of termination of employment; provided, however, that the Compensation Committee may extend this period to up to six months following the date of termination. Except in the case of death, options which are exercisable following termination of employment are exercisable only to the extent that the optionee was entitled to exercise such options on the date of such termination.

Transferability of Options

  Options are non-transferable or assignable other than by will or law of descent and distribution; provided, however, that, with the approval of the Compensation Committee, NQSOs may be transferred to immediate family members or to a trust for the benefit of such family members.

Termination or Amendment of the 2000 Plan

  Unless sooner terminated, the 2000 Plan shall terminate as of July 31, 2011. The Board of Directors may at any time terminate the 2000 Plan or make such modifications or amendments as it deems advisable; provided, however, that the Board of Directors may not, without shareholder approval, increase the maximum number of shares for which options may be granted, increase the maximum number of shares of Common Stock that may be subject to an option for any employee during any calendar year; change the designation of the class of persons eligible to receive options under the 2000 Plan or make any other change in the 2000 Plan which requires shareholder approval under applicable law or regulations. The Compensation Committee may terminate, amend or modify any outstanding option without the consent of the option holder; provided, however, that, without the consent of the optionee, the Compensation Committee shall not change the number of shares subject to an option, or the exercise price or term thereof.

Recapitalization; Reorganization; Change of Control

  The 2000 plan provides that the number and kind of shares as to which options may be granted thereunder and as to which outstanding options then unexercised shall be exercisable shall be adjusted to prevent dilution in the event of any reorganization or recapitalization (other than as the result of an Acquisition, as such term is hereinafter defined), reclassification, stock subdivision, combination of shares or dividends payable in capital stock. If the Company is to be consolidated with or acquired by another entity in a merger or in a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the compensation committee or the board of directors of any entity assuming the obligations of the Company (the "Successor Board"), shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (ii) upon written notice to the optionees, provide that all options must be exercised (to the extent then exercisable) within a specified number of days of the date of such notice, at the end of which period the options shall terminate, or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable) over the exercise price thereof.

  Upon dissolution or liquidation of the Company, all options granted under the 2000 Plan shall terminate.

Federal Income Tax Consequences

  The following brief description of the tax consequences of options under the Plan is based on Federal tax laws currently in effect and does not purport to be a complete description of such Federal tax consequences.

Options

  There are no Federal tax consequences either to the optionee or to the Company upon the grant of an ISO or an NQSO. On the exercise of an ISO, the optionee will not recognize any income and the Company will not be entitled to a deduction, although such exercise may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain, and any loss, will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the foregoing holding requirements are met, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

  On exercise of an NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company. The disposition of shares acquired upon exercise of an NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

  Generally, the Company's tax deduction for all compensation paid to specified officers in any one year is limited to $1,000,000. It is anticipated that the Company's deduction arising from an officer's exercise of an NQSO (or the sale of the underlying stock acquired through the exercise of an ISO before the required holding periods are met) will be exempt from this limitation as certain outside director and shareholder approval requirements will be met.

New Plan Benefits

  It is not possible to state the persons who will receive stock options under 2000 Plan in the future, nor the amount of options which will be granted thereunder. The following table provides information as to options granted under the 1995 and 1996 Plans during fiscal 1999.

                                                                Dollar  Number
Name                                                            Value  of Units
----                                                            ------ ---------
Robert J. Davis................................................  (1)   1,300,000
Edward M. Philip (2)...........................................  (1)   1,300,000
David Peterson.................................................  (1)     100,000
Jeffrey Crown..................................................  (1)      60,000
Thomas E. Guilfoile............................................  (1)     100,000
Executive Officers as a Group..................................  (1)   3,280,000
Non-Executive Officer Employee Group...........................  (1)   9,649,588

--------
(1) The dollar value of options is equal to the difference between the exercise price of the options granted and the fair market value of the Company's Common Stock at the date of exercise. Accordingly, such dollar value is not readily ascertainable.
(2) During 1999, Mr. Philip received an additional grant of 500,000 shares at $65.38 which were subsequently canceled.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF
                    THE LYCOS, INC. 2000 STOCK OPTION PLAN.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has appointed KPMG Peat Marwick LLP as independent certified public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending July 31, 2000. KPMG Peat Marwick LLP has served as independent accountants since 1995 and has audited the financial statements of the Company during that period.

  A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR FISCAL YEAR 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons owning more than 10% of the outstanding Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% holders of Common Stock of the Company are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on copies of such forms furnished as provided above, management believes that through the date hereof all Section 16(a) filing requirements applicable to its officers, directors and owners of greater than 10% of its Common Stock were complied with.

                 TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Company's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 2000 must be received at the Company's principal executive offices in Waltham, Massachusetts on or before September 19, 2000. Receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusions.

  In addition to the Securities and Exchange Commission requirements regarding stockholder proposals, the Company's By-laws contain provisions regarding matters to be brought before stockholder meetings. If such matters are to be included in the Company's proxy statement and form of proxy, notice thereof must be delivered to the Company in accordance with the Securities and Exchange Commission requirements set forth in the paragraph above. If such matters are not to be included in the Company's proxy statement and form of proxy, but are to be brought before the meeting, notice of them must be given by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company on or before September 19, 2000.

                                 OTHER MATTERS

  Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

  The cost of this solicitation will be borne by the Company. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Company.

                                  10-K REPORT

  THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO JUSTINE ALONZO, LYCOS, INC., 400-2 TOTTEN POND ROAD, WALTHAM, MA 02451-2000.

                                VOTING PROXIES

  The Board of Directors recommends an affirmative vote on all proposals specified. If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                          By order of the Board of Directors

                                          Edward M. Philip,
                                          Chief Operating Officer,
                                          Chief Financial Officer and
                                          Secretary

November 22, 1999

                                                                     LYCIS-99-PS

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                                  LYCOS, INC.
--------------------------------------------------------------------------------

Mark box at right if you plan to attend the meeting.                      [_]

Mark box at right if an address change or comment has been noted on
the reverse side of this card.                                             [_]

RECORD DATE SHARES:

                                                             For      With-
1. Election of one Director to serve for a term            Nominee    hold
   of three years.

              Robert J. Davis                                [_]       [_]

                                                      For    Against    Abstain

2. To consider and act upon a proposal to approve an
   amendment to the Lycos, Inc. 1996 Non-Employee
   Director Stock Option Plan.                        [_]      [_]        [_]

3. To consider and act upon a proposal to adopt the
   Lycos, Inc. 2000 Employee Stock Option Plan.       [_]      [_]        [_]

4. To consider and act upon a proposal to ratify,
   confirm and approve the selection of KPMG Peat
   Marwick LLP as the independent certified public
   accountants of the Corporation for fiscal year
   2000.                                              [_]      [_]        [_]

5. In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting, all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

                                                  ------------------------------
Please be sure to sign and date this Proxy.       Date
--------------------------------------------------------------------------------


-----Stockholder sign here-------------------Co-owner sign here-----------------

DETACH CARD                                                          DETACH CARD


Dear Lycos Stockholder:

Enclosed please find your proxy materials for the Annual Meeting of Stockholders, to be held on Tuesday, December 21, 1999, at 10:00 A.M. at the Summerfield Suites Hotel, 54 Fourth Avenue, Waltham, Massachusetts.

Please sign, date and return your proxy card in this enclosed envelope as soon as possible.

Your vote counts! Thank you in advance for your prompt consideration of these matters.

Lycos, Inc.

                                     PROXY

                                  LYCOS, INC.

                      1999 Annual Meeting of Stockholders

                               December 21, 1999

The undersigned hereby appoints Robert J. Davis and Edward M. Philip, and each of them, with full power of substitution, attorneys and proxies to vote all shares of stock the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders of LYCOS, INC. to be held December 21, 1999, at 10:00 am at Summerfield Suites Hotel, 54 Fourth Avenue, Waltham, Massachusetts and at any adjournment thereof, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting, as set forth on the reverse side, hereby revoking any proxy heretofore given. This proxy is solicited on behalf of the Board of Directors. Shares will be voted as specified. If no specification is made, the shares represented will be voted FOR the election of the director as set forth in the Proxy Statement and FOR proposals 2 through 5. The Board of Directors recommends a vote FOR the following matters described in the Proxy Statement for the meeting.

--------------------------------------------------------------------------------
  PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) hereon. When shares are held by more than one person, all persons should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized partner.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?              DO YOU HAVE COMMENTS?

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